Exhibit 99.4
MARYLAND BANKCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
TO BE HELD ON JANUARY 27, 2011
The undersigned hereby appoints G. Thomas Daugherty and/or Frank Taylor as proxies with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all of the common stock of Maryland Bankcorp, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (the “Meeting) to be held at the main office of Maryland Bank & Trust Company, N. A., 46930 South Shangri La Drive, Lexington Park, Maryland 20653, on January 27, 2011 at 10:00 a.m. (local time), and at any adjournments thereof, upon the proposals described below relating to the Meeting.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS I and II.
Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.
(Note: All stockholders listed in the stock registration should sign the proxy. Thank you.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      ☒

The Board of Directors recommends you vote in favor of Proposals I and II.
	FOR	AGAINST	ABSTAIN
I. Proposal to approve the Agreement and Plan of Merger dated September 1, 2010, as amended, by and between Old Line Bancshares, Inc. and Maryland Bankcorp, Inc., pursuant to which Maryland Bankcorp, Inc. will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the merger agreement.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
II. Proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting.
	☐	☐	☐
Do you plan to attend the Meeting?      ☐ Yes      ☐ No
Please sign, date and return proxy in the enclosed envelope as soon as possible
«Name1»
«Name2»
«Address»
«City», «State»       «Zip»
No. of Shares:       «tltshr»

	Signature	Printed Name

Date:
	Signature	Printed Name